Exhibit 10.18

CUTERA, INC.

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is entered into as of March 2, 2009 by and between Cutera, Inc., a Delaware corporation (the “Company”) and David A. Gollnick (“Consultant”). The Company desires to retain Consultant as an independent contractor to perform consulting services for the Company, and Consultant is willing to perform such services, on the terms described below. In consideration of the mutual promises contained herein, the parties agree as follows:

1. Services.

A. Scope and Compensation. Consultant shall begin providing Services to the Company as a Consultant at 6:01 p.m. PT on March 20, 2009. During the term of this Agreement, Consultant will report to the President and Chief Executive Officer of the Company. Consultant agrees to perform for the Company the services described in Exhibit A (the “Services”), and the Company agrees to pay Consultant the compensation described in Exhibit A for Consultant’s performance of the Services.

B. Termination of Employment/Board Membership. Consultant shall resign from his position of Executive Vice President and as an employee of the Company at 6:00 p.m. PT on March 20, 2009. Consultant will remain a director on the Company’s board of directors (the “Board”) but will resign from the Board if requested by a majority of the other directors. Consultant will be eligible to receive the Company’s standard compensation for non-employee directors beginning ninety (90) days following the date of this Agreement. Consultant and Company agree that Consultant will not be eligible under the Company’s 2004 Equity Incentive Plan (as amended) (the “Plan”) to receive the First Option (as defined in the Plan) but that he shall be eligible to receive the Subsequent Options (as defined in the Plan) at annual stockholders meetings beginning in 2010 according to the terms and conditions of the Plan.

C. Option Grants. Consultant agrees that he has entered into the following stock option agreements with the Company that are still subject to vesting: 1) Consultant was granted options to purchase 20,000 shares of Common Stock on August 13, 2003 (the “First Option”) pursuant to which all shares have vested and 2,917 shares are unexercised, 2) Consultant was granted options to purchase 10,000 shares of Common Stock on July 20, 2004 (the “Second Option”) pursuant to which all shares have vested and 3,958 shares are unexercised; 3) Consultant was granted options to purchase 15,000 shares of Common Stock on July 28, 2005 (the “Third Option”) pursuant to which 937 shares are unvested and 8,750 shares are vested and unexercised, 4) Consultant was granted options to purchase 25,000 shares of Common Stock on June 8, 2006 (the “Fourth Option”) pursuant to which 7,812 shares are unvested and 17,188 shares are vested and unexercised; 5) Consultant was granted options to purchase 14,000 shares of Common Stock on June 8, 2007 (the “Fifth Option”) pursuant to which 7,875 shares are unvested and 6,125 shares are vested and unexercised; 6) Consultant was granted options to purchase 5,000 shares of Common Stock on July 27, 2007 (the “Sixth Option”) pursuant to which 2,812 shares are unvested and 2,188 shares are vested and unexercised; 7) Consultant was granted options to purchase 11,700 shares of Common Stock on May 28, 2008 (the “Seventh Option”) pursuant to which 11,700 shares are unvested; 8) Consultant was granted options to purchase 50,000 shares of Common Stock on May 28, 2008 (the “Eighth Option”) pursuant to which 50,000 shares are unvested; and 9) Consultant was granted the right to receive 5,000 shares of Common Stock under the terms and conditions of a restricted stock agreement on July 28, 2005 (the “RSA”) pursuant to which 1,250 shares are unvested. Consultant agrees that vesting under the Third Option, Fourth Option, Fifth Option, Sixth Option, Seventh Option and Eighth Option and the RSA shall cease as of the date of this Agreement and any unvested shares shall be returned to the Company’s 2004 Equity Incentive Plan (as amended). Consultant also agrees that he will have until the earlier of: 1) the 90th day following termination of this Agreement or 2) the expiration date of the respective option to exercise any vested shares under the First Option, Second Option, Third Option, Fourth Option, Fifth Option and Sixth Option.

2. Confidentiality.

A. Definition. “Confidential Information” means any non-public information that relates to the actual or anticipated business or research and development of the Company, technical data, trade secrets or know-how, including, but not limited to, research, product plans or other information regarding Company’s products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on whom Consultant called or with whom Consultant became acquainted during the term of this Agreement), software, developments, inventions, processes, ideas, formulas, technology, designs, drawing, engineering, hardware configuration information, marketing, forecasts, finances, product plans or other business information whether disclosed to Consultant during or prior to this Agreement. Confidential Information does not include information that (i) has become publicly known and made generally available through no wrongful act of Consultant or (ii) has been rightfully received by Consultant from a third party who is authorized to make such disclosure.

B. Nonuse and Nondisclosure. Consultant will not, during or for seven years subsequent to the term of this Agreement, (i) use the Confidential Information for any purpose whatsoever other than the performance of the Services on behalf of the Company or (ii) disclose the Confidential Information to any third party. Consultant agrees that all Confidential Information will remain the sole property of the Company. Consultant also agrees to take all reasonable precautions to prevent any unauthorized disclosure of such Confidential Information.

C. Former Client Confidential Information. Consultant agrees that Consultant will not, during the term of this Agreement, improperly use or disclose any proprietary information or trade secrets of any former or current employer of Consultant or other person or entity with which Consultant has an agreement or duty to keep in confidence information acquired by Consultant, if any. Consultant also agrees that Consultant will not bring onto the Company’s premises any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

D. Third Party Confidential Information. Consultant recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that, during the term of this Agreement and for seven years thereafter, Consultant owes the Company and such third parties a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Services for the Company consistent with the Company’s agreement with such third party.

E. Return of Materials. Upon the termination of this Agreement, or upon Company’s earlier request, Consultant will deliver to the Company all of the Company’s property, including but not limited to all electronically stored information and passwords to access such property, or Confidential Information that Consultant may have in Consultant’s possession or control.

3. Ownership.

A. Assignment. Consultant agrees that all copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries and trade secrets conceived, discovered, developed or reduced to practice by Consultant, solely or in collaboration with others, during the term of this Agreement that relate in any manner to the business of the Company that Consultant may be directed to undertake, investigate or experiment with or that Consultant may become associated with in work, investigation or experimentation in the Company’s line of business in performing the Services under this Agreement (collectively, “Inventions”), are the sole property of the Company. Consultant also agrees to assign (or cause to be assigned) and hereby assigns fully to the Company all Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating to all Inventions.

B. Further Assurances. Consultant agrees to assist Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating to all Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect to all Inventions, the execution of all applications, specifications, oaths, assignments and all other instruments that the Company may deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title and interest in and to all Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating to all Inventions. Consultant also agrees that Consultant’s obligation to execute or cause to be executed any such instrument or papers shall continue after the termination of this Agreement.

C. Pre-Existing Materials. Subject to Section 3.A, Consultant agrees that if, in the course of performing the Services, Consultant incorporates into any Invention developed under this Agreement any pre-existing invention, improvement, development, concept, discovery or other proprietary information owned by Consultant or in which Consultant has an interest, (i) Consultant will inform Company, in writing before incorporating such invention, improvement, development, concept, discovery or other proprietary information into any Invention, and (ii) the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, worldwide license to make, have made, modify, use and sell such item as part of or in connection with such Invention. Consultant will not incorporate any invention, improvement, development, concept, discovery or other proprietary information owned by any third party into any Invention without Company’s prior written permission.

D. Attorney-in-Fact. Consultant agrees that, if the Company is unable because of Consultant’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant’s signature for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company in Section 3.A, then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant’s agent and attorney-in-fact, to act for and on Consultant’s behalf to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by Consultant.

4. Conflicting Obligations.

A. Conflicts. Consultant certifies that Consultant has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement or that would preclude Consultant from complying with the provisions of this Agreement. Consultant will not enter into any such conflicting agreement during the term of this Agreement. Consultant’s violation of this Section 4.A will be considered a material breach under Section 6.B.

B. Substantially Similar Designs. In view of Consultant’s access to the Company’s trade secrets and proprietary know-how, Consultant agrees that Consultant will not, without Company’s prior written approval, design identical or substantially similar designs as those developed under this Agreement for any third party during the term of this Agreement and for a period of 12 months after the termination of this Agreement. Consultant acknowledges that the obligations in this Section 4 are ancillary to Consultant’s nondisclosure obligations under Section 2.

5. Reports. Consultant also agrees that Consultant will, from time to time during the term of this Agreement or any extension thereof, keep the Company advised as to Consultant’s progress in performing the Services under this Agreement. Consultant further agrees that Consultant will, as requested by the Company, prepare written reports with respect to such progress. The Company and Consultant agree that the time required to prepare such written reports will be considered time devoted to the performance of the Services.

6. Term and Termination.

A. Term. The term of this Agreement will begin on the date of this Agreement and will continue until the earlier of (i) final completion of the Services or (ii) termination as provided in Section 6.B.

B. Termination. Either party may terminate this Agreement after May 15, 2009, upon giving the other party 14 days’ prior written notice of such termination pursuant to Section 11.E of this Agreement. Notwithstanding the foregoing, the Company may terminate this Agreement immediately and without prior notice if Consultant refuses to or is unable to perform the Services or is in breach of any material provision of this Agreement.

C. Survival. Upon such termination, all rights and duties of the Company and Consultant toward each other shall cease except:

(1) The Company will pay, within 30 days after the effective date of termination, all amounts owing to Consultant for Services completed prior to the termination date and related expenses, if any, submitted in accordance with the Company’s policies and in accordance with the provisions of Section 1 of this Agreement; and

(2) Section 2 (Confidentiality), Section 3 (Ownership), Section 4 (Conflicting Obligations), Section 7 (Independent Contractor; Benefits), Section 9 (Nonsolicitation) and Section 10 (Arbitration and Equitable Relief) will survive termination of this Agreement.

7. Independent Contractor; Benefits.

A. Independent Contractor. It is the express intention of the Company and Consultant that Consultant perform the Services as an independent contractor to the Company. Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of the Company. Without limiting the generality of the foregoing, Consultant is not authorized to bind the Company to any liability or obligation or to represent that Consultant has any such authority. Consultant agrees to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this Agreement and shall incur all expenses associated with performance, except as expressly provided in Exhibit A. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement. Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes on such income.

B. Benefits. The Company and Consultant agree that Consultant will receive no Company-sponsored benefits from the Company. If Consultant is reclassified by a state or federal agency or court as Company’s employee, Consultant will become a reclassified employee and will receive no benefits from the Company, except those mandated by state or federal law, even if by the terms of the Company’s benefit plans or programs of the Company in effect at the time of such reclassification, Consultant would otherwise be eligible for such benefits.

8. Intentionally Omitted.

9. Nonsolicitation. From the date of this Agreement until 12 months after the termination of this Agreement (the “Restricted Period”), Consultant will not, without the Company’s prior written consent, directly or indirectly, solicit or encourage any employee or contractor of the Company or its affiliates to terminate employment with, or cease providing services to, the Company or its affiliates. During the Restricted Period, Consultant will not, whether for Consultant’s own account or for the account of any other person, firm, corporation or other business organization, intentionally interfere with any person who is or during the period of

Consultant’s engagement by the Company was a partner, supplier, customer or client of the Company or its affiliates.

10. Arbitration and Equitable Relief.

A. Arbitration. IN CONSIDERATION OF CONSULTANT’S RIGHTS UNDER THIS AGREEMENT, THE COMPANY’S PROMISE TO ARBITRATE DISPUTES UNDER THIS AGREEMENT, AND THE RECEIPT OF COMPENSATION PAID TO CONSULTANT BY THE COMPANY, AT PRESENT AND IN THE FUTURE, CONSULTANT AGREES THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES WITH ANYONE (INCLUDING THE COMPANY AND ANY EMPLOYEE, OFFICER, DIRECTOR, SHAREHOLDER OR BENEFIT PLAN OF THE COMPANY IN ITS CAPACITY AS SUCH OR OTHERWISE), WHETHER BROUGHT ON AN INDIVIDUAL, GROUP, OR CLASS BASIS, ARISING OUT OF, RELATING TO, OR RESULTING FROM CONSULTANT’S PERFORMANCE OF THE SERVICES UNDER THIS AGREEMENT OR THE TERMINATION OF THIS AGREEMENT, INCLUDING ANY BREACH OF THIS AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE ARBITRATION RULES SET FORTH IN CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1280 THROUGH 1294.2, INCLUDING SECTION 1283.05 (THE “RULES”) AND PURSUANT TO CALIFORNIA LAW. DISPUTES WHICH CONSULTANT AGREES TO ARBITRATE, AND THEREBY AGREES TO WAIVE ANY RIGHT TO A TRIAL BY JURY, INCLUDE ANY STATUTORY CLAIMS UNDER STATE OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE OLDER WORKERS BENEFIT PROTECTION ACT, THE SARBANES-OXLEY ACT, THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, THE FAMILY AND MEDICAL LEAVE ACT, THE CALIFORNIA FAMILY RIGHTS ACT, THE CALIFORNIA LABOR CODE, CLAIMS OF HARASSMENT, DISCRIMINATION AND WRONGFUL TERMINATION AND ANY STATUTORY CLAIMS. CONSULTANT FURTHER UNDERSTANDS THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH CONSULTANT.

B. Procedure. CONSULTANT AGREES THAT ANY ARBITRATION WILL BE ADMINISTERED BY THE AMERICAN ARBITRATION ASSOCIATION (“AAA”) IN SAN FRANCISCO, CALIFORNIA, AND THAT THE NEUTRAL ARBITRATOR WILL BE SELECTED IN A MANNER CONSISTENT WITH AAA’S NATIONAL RULES FOR THE RESOLUTION OF EMPLOYMENT DISPUTES. CONSULTANT AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, MOTIONS TO DISMISS AND DEMURRERS, AND MOTIONS FOR CLASS CERTIFICATION, PRIOR TO ANY ARBITRATION HEARING. CONSULTANT ALSO AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY EXCEPT AS PROHIBITED BY LAW. CONSULTANT UNDERSTANDS THAT THE

COMPANY WILL PAY FOR ANY ADMINISTRATIVE OR HEARING FEES CHARGED BY THE ARBITRATOR OR AAA, EXCEPT THAT CONSULTANT SHALL PAY THE FIRST $125.00 OF ANY FILING FEES ASSOCIATED WITH ANY ARBITRATION CONSULTANT INITIATES. CONSULTANT AGREES THAT THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN A MANNER CONSISTENT WITH THE RULES AND THAT TO THE EXTENT THAT THE AAA’S NATIONAL RULES FOR THE RESOLUTION OF EMPLOYMENT DISPUTES CONFLICT WITH THE RULES, THE RULES SHALL TAKE PRECEDENCE. CONSULTANT AGREES THAT THE DECISION OF THE ARBITRATOR SHALL BE IN WRITING.

C. Remedy. EXCEPT AS PROVIDED BY THE RULES AND THIS AGREEMENT, ARBITRATION SHALL BE THE SOLE, EXCLUSIVE AND FINAL REMEDY FOR ANY DISPUTE BETWEEN THE COMPANY AND CONSULTANT. ACCORDINGLY, EXCEPT AS PROVIDED FOR BY THE RULES AND THIS AGREEMENT, NEITHER THE COMPANY NOR CONSULTANT WILL BE PERMITTED TO PURSUE COURT ACTION REGARDING CLAIMS THAT ARE SUBJECT TO ARBITRATION. NOTWITHSTANDING, THE ARBITRATOR WILL NOT HAVE THE AUTHORITY TO DISREGARD OR REFUSE TO ENFORCE ANY LAWFUL COMPANY POLICY, AND THE ARBITRATOR SHALL NOT ORDER OR REQUIRE THE COMPANY TO ADOPT A POLICY NOT OTHERWISE REQUIRED BY LAW.

D. Availability of Injunctive Relief. CONSULTANT AGREES THAT EITHER THE COMPANY OR CONSULTANT MAY PETITION A COURT FOR PROVISIONAL RELIEF, INCLUDING INJUNCTIVE RELIEF, AS PERMITTED BY THE RULES, INCLUDING, BUT NOT LIMITED TO, WHERE EITHER THE COMPANY OR CONSULTANT ALLEGES OR CLAIMS A VIOLATION OF THIS AGREEMENT BETWEEN CONSULTANT AND THE COMPANY OR ANY OTHER AGREEMENT REGARDING TRADE SECRETS, CONFIDENTIAL INFORMATION, NONSOLICITATION OR LABOR CODE §2870. CONSULTANT UNDERSTANDS THAT ANY BREACH OR THREATENED BREACH OF SUCH AN AGREEMENT (INCLUDING THIS AGREEMENT) WILL CAUSE IRREPARABLE INJURY AND THAT MONEY DAMAGES WILL NOT PROVIDE AN ADEQUATE REMEDY THEREFOR AND BOTH CONSULTANT AND THE COMPANY HEREBY CONSENT TO THE ISSUANCE OF AN INJUNCTION.

E. Administrative Relief. CONSULTANT UNDERSTANDS THAT THIS AGREEMENT DOES NOT PROHIBIT CONSULTANT FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE OR FEDERAL ADMINISTRATIVE BODY SUCH AS THE DEPARTMENT OF FAIR EMPLOYMENT AND HOUSING, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE CONSULTANT FROM PURSUING COURT ACTION REGARDING ANY SUCH CLAIM.

F. Voluntary Nature of Agreement. CONSULTANT ACKNOWLEDGES AND AGREES THAT CONSULTANT IS EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. CONSULTANT FURTHER ACKNOWLEDGES AND AGREES THAT

CONSULTANT HAS CAREFULLY READ THIS AGREEMENT AND THAT CONSULTANT HAS ASKED ANY QUESTIONS NEEDED FOR CONSULTANT TO UNDERSTAND THE TERMS, CONSEQUENCES AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT CONSULTANT IS WAIVING ITS RIGHT TO A JURY TRIAL. FINALLY, CONSULTANT AGREES THAT CONSULTANT HAS BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF ITS CHOICE BEFORE SIGNING THIS AGREEMENT.

G. Limitation of Liability. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER UNLESS THE PARTY TO BE HELD LIABLE HAS ENGAGED IN INTENTIONALLY WRONGFUL CONDUCT WHICH CAUSES DAMAGE TO THE OTHER.

11. Miscellaneous.

A. Governing Law. This Agreement shall be governed by the laws of California without regard to California’s conflicts of law rules.

B. Assignability. Except as otherwise provided in this Agreement, Consultant may not sell, assign or delegate any rights or obligations under this Agreement.

C. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior written and oral agreements between the parties regarding the subject matter of this Agreement.

D. Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.

E. Notices. Any notice or other communication required or permitted by this Agreement to be given to a party shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by U.S. registered or certified mail (return receipt requested), to the party at the party’s address written below or at such other address as the party may have previously specified by like notice. If by mail, delivery shall be deemed effective three business days after mailing in accordance with this Section 11.E.

(1) If to the Company, to:

Cutera, Inc.,

3240 Bayshore Blvd.

Brisbane, CA, 94005

Attention: Kevin P. Connors

(2) If to Consultant, to the address for notice on the signature page to this Agreement or, if no such address is provided, to the last address of Consultant provided by Consultant to the Company.

F. Attorneys’ Fees. In any court action at law or equity that is brought by one of the parties to this Agreement to enforce or interpret the provisions of this Agreement, the prevailing party will be entitled to reasonable attorneys’ fees, in addition to any other relief to which that party may be entitled.

G. Severability. If any provision of this Agreement is found to be illegal or unenforceable, the other provisions shall remain effective and enforceable to the greatest extent permitted by law.

IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the date first written above.

CONSULTANT		CUTERA, INC.

By:	/s/ David A. Gollnick	By:	/s/ Kevin P. Connors
	David A. Gollnick		Kevin P. Connors
President and Chief Executive Officer

Address for Notice:

[Intentionally Left Blank]

EXHIBIT A—

Services and Compensation

1. Contact. Consultant’s principal Company contact:

Name:	Kevin P. Connors

Title:	President and Chief Executive Officer

2. Services. The Services shall begin on March 20, 2009 and shall include, but shall not be limited to, the following:

•	Assistance with transitioning the duties and responsibilities of the position of Vice President of Research and Development to a successor;

•	Providing product development and clinical support as requested by the Chief Executive Officer; and

•	Other projects as mutually agreed upon by the Chief Executive Officer and Consultant.

3. Compensation.

A. The Company will pay Consultant $200 for each hour worked in performing the Services, except that Consultant will not be paid for more than 20 hours worked per week. The Chief Executive Officer of the Company and Consultant will agree to the weekly hourly commitment in advance of Services being rendered by the Consultant.

B. The Company will reimburse Consultant for all reasonable expenses incurred by Consultant in performing the Services pursuant to this Agreement, if Consultant receives written consent from an officer of the Company prior to incurring such expenses and submits receipts for such expenses to the Company in accordance with Company policy.

Every month, Consultant shall submit to the Company a written invoice for Services and expenses, and such statement shall be subject to the approval of the contact person listed above or other designated agent of the Company.

This Exhibit A is accepted and agreed as of March 2, 2009.

CONSULTANT		CUTERA, INC.

By:	/s/ David A. Gollnick	By:	/s/ Kevin P. Connors
	David A. Gollnick		Kevin P. Connors
President and Chief Executive Officer